Exhibit 10.24

EXECUTION VERSION

Lease Agreement

Office Space at Riverview Business Center II located at

501-523 Mainstream Drive, Nashville, Tennessee  37228

Landlord:  Riverview Business Center I & II, LLC

Tenant: Standard Parking Corporation

BASIC LEASE INFORMATION

Lease Effective Date:	October 17, 2013

Landlord:	KBS Riverview Business Center I & II, LLC
Address for Notices:	c/o KBS Realty Advisors, Inc.
1909 K Street NW
Suite 340
Washington, DC 20006
Attn: Asset Manager

Address for Lease Payments:	KBS Riverview Business Center I & II, LLC
c/o Riverview Business Center II
PO Box 6076
Building ID: RT 1263
Hicksville, NY 11802-6076

Tenant:	Standard Parking Corporation
Address:	507 Mainstream Drive
Nashville, Tennessee 37228

Premises:

Suite 507, containing approximately 33,257 rentable square feet located on the first floor of the Building, as shown on the floor plan attached as Exhibit A. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Building set forth herein is conclusive and shall be binding upon them, and their successors and assigns.

Building:

The office building known as Riverview Business Center II (the “Building”) located at 501-523 Mainstream Drive, Nashville, Davidson County, Tennessee, containing approximately 59,502 square feet of office space, plus parking and common areas. The Common Areas include the parking areas and the landscaped grounds (the “Common Areas”).

Lease Term:	Beginning on the Commencement Date and terminating at the end of the full month that is one hundred twenty-three (123) months thereafter (the “Expiration Date”).

Commencement Date:

The Commencement Date shall be April 1, 2014; provided, however, that Tenant shall be granted possession of the Premises as of the Lease Effective Date (but no later than five (5) business days following the Effective Date (the “Projected Delivery Date”)); in the event possession of the Premises is not delivered to Tenant by the Projected Delivery Date, Tenant shall be entitled to the abatement of Rent on a daily basis for each day after the Projected Delivery Date, that Tenant is not in possession of the Premises until possession is tendered. Such abatement shall be in the form of a rent credit which shall be taken by delaying the Commencement Date. Notwithstanding the observed Commencement Date, Tenant may have access to the Premises prior to the Commencement Date for the construction of the leasehold improvements described in the Leasehold Improvements Agreement attached hereto as Exhibit B and the installation of communication systems, computer wiring and other pre-occupancy items; and provided further that in the event such tenant improvements are completed prior to the Commencement Date, Tenant shall be permitted to commence occupancy of the Premises for the purpose of conducting its business operations. In the connection with Tenant’s access to, and occupancy of, the Premises prior to the Commencement Date, all terms and provisions of this Lease shall apply, except that (a) Tenant’s obligation to pay Additional Charges described in Section 4 below or the cost of gas or electricity service to the Premises shall not commence until the date Tenant commences occupancy of the Premises for the purpose of conducting its business operation, and (b) Tenant’s obligation to pay Rent shall not commence until the Commencement Date.

Tenant Improvement Allowance:	$25 per rentable square foot (See Leasehold Improvements Agreement attached hereto as Exhibit B).

Rent:	Rent shall be paid monthly as follows:

	Time Period:	Rent/Rentable Square Foot:	Monthly Rent:
	Months 1-3	$0.00	$0.00
	Months 4-15	$11.00	$30,485.58
	Months 16-27	$11.30	$31,317.01
	Months 28-39	$11.61	$32,176.15
	Months 40-51	$11.93	$33,063.00
	Months 52-63	$12.26	$33,977.57
	Months 64-75	$12.60	$34,919.85
	Months 76-87	$12.94	$35,862.13
	Months 88-99	$13.30	$36,859.84
	Months 100-111	$13.67	$37,885.27
	Months 112-123	$14.04	$38,910.69

Expenses:	Tenant shall pay Tenant’s Share of Common Area Maintenance Expenses, Taxes, Insurance and Utilities as defined in Section 4 herein.

Tenant’s Share:	Tenant’s Share of Property Operating Costs shall be 55.89%.

Security Deposit:	Not applicable

The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information herein about set forth and shall be construed to incorporate all of the terms provided under the particular Lease Section pertaining to such information.  In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made and entered into effective the 17th day of October, 2013, by and between KBS Riverview Business Center I & II, LLC (herein called “Landlord”), and Standard Parking Corporation, a Delaware corporation (herein called “Tenant”).

WITNESSETH:

Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those premises identified as Suite 507 (the “Premises”) and comprising the area substantially outlined and denoted as the “Premises” on Exhibit A, attached hereto, in the Building. The Premises contain approximately 33,257 rentable square feet of the Building, which includes a proportionate share of the Building Common Area.

1.                                      Occupancy and Use.

Tenant may use and occupy the Premises for general office use and ancillary uses and for no other purpose without Landlord’s prior written consent, which consent may be unreasonably withheld, conditioned or delayed in Landlord’s sole discretion.  In addition to the foregoing use restrictions, Tenant agrees to comply with all applicable laws, ordinances and regulations and all applicable restrictions and covenants affecting the Building and the Premises.  No part of the Building may be used for purposes other than as allowed by applicable zoning laws.

2.                                      Term, Renewal Right, Right of First Refusal and Early Termination Rights.

(a)           The term of this Lease (including any properly exercised renewals or extensions to the initial term shall be collectively referred to as the “Term”) shall be for a period of approximately one hundred twenty-three (123) months, and shall begin and expire on the dates specified in the Basic Lease Information.

(b)           Landlord grants Tenant one (1) option to renew the Lease for a period of five (5) years provided that the Tenant provides Landlord with written notice of its intent to exercise said option no later than fifteen (15) months prior to the expiration of the initial term of this Lease and provided that Tenant is not in default beyond applicable notice and cure periods at the time of such renewal.  During the option period, the Rent paid by Tenant shall be equivalent to the prevailing market rate in existence for comparable office space located in the airport submarket in Nashville, Tennessee at the time of renewal, but in no event shall such Rent be less than the Rent paid for the final year of the existing Term of the Lease.  Tenant shall also be obligated to pay Tenant’s Share of Property Operating Costs during each year of any renewal period, as determined pursuant to Section 4 herein.  The parties agree and acknowledge that at the time they agree on the “prevailing market rent” for the first year of the renewal period, they shall also agree on the rent increases (if applicable, based on prevailing market rent) during each year of the renewal period.  The “prevailing fair market rate” shall be reasonably determined by mutual agreement of Landlord and Tenant acting in good faith, with the further agreement such prevailing market rate must be agreed at least thirty (30) days after Landlord’s receipt of Tenant’s notice of its intent to renew the Lease.  In the event that Landlord and Tenant cannot reach an agreement during such thirty (30) day period, then Landlord and Tenant shall agree to cooperate in good faith to appoint an independent MAI appraiser within the next ten (10) days.  Landlord and Tenant shall each provide such appraiser with their own respective determinations of the prevailing fair market rate.  Within thirty (30) days of its appointment, such appraiser shall choose either Landlord’s or Tenant’s determination for the prevailing fair market rate.  Tenant shall have until the date that is nine (9) months prior to the expiration of the initial term to notify Landlord of its intent to either (i) rescind its notice of its intent to exercise the renewal option, in which event the Lease shall expire upon the expiration date thereof and Tenant shall have no further options to renew the Lease, or (ii) accept such appraiser’s determination of the prevailing fair market rate, in which event such determination shall be conclusive and binding upon the parties.  In the event Tenant fails to notify Landlord of its election on or before the date that is nine (9) months prior to the expiration of the initial term, Tenant shall be deemed to have accepted option (ii) above.  If an appraiser is appointed, each party shall bear one-half of the cost of such appraiser.

(c)           Provided that Tenant is not in default beyond applicable notice and cure periods at the time of the proposed exercise of the right granted hereunder, Landlord hereby grants to Tenant a continuing right to match any offer accepted by Landlord to lease any space in the Building (the “Vacant Space”).  In the event Landlord enters into a letter of intent with a prospective tenant for any such Vacant Space (an “LOI”), Landlord shall provide a written notice to Tenant (including a copy of the LOI) and Tenant shall have a right to lease such Vacant Space described in such LOI on the same terms and conditions set forth in the LOI (including all concessions described therein) by providing written notice to Landlord within ten (10) days from the date of the notice from Landlord.  If Tenant exercises its option as set forth in this paragraph, the Vacant Space shall become a part of the Premises under this Lease for the remainder of the Term hereof, but the term of such lease of the Vacant Space shall be the longer of the term of the LOI or the remaining term on this Lease.  Failure to respond within such ten (10) day period shall be deemed to be a waiver of Tenant’s right to lease such Vacant Space and Landlord may thereafter lease such Vacant Space to a third party on substantially the same terms and conditions set forth in the LOI; provided, however, if Landlord desires to lease such space at terms and/or conditions 10% (or more on a net effective basis) less than those contained in LOI provided to Tenant or more than one (1) year after the date of the LOI, Landlord shall first re-offer such Vacant Space, including any new or different terms and/or conditions, to Tenant.  Thereafter, Tenant shall then have another ten (10) days within which to elect to lease such Vacant Space.

(d)           Landlord grants to Tenant the one-time right to terminate the Term of the Lease as to all (but not less than all) of the Premises effective at the end of the eighty-seventh (87th) full month of the Term of the Lease by providing Landlord with written notice of its intent to exercise said right at least twelve (12) months prior to the date of the early termination.  In the event Tenant exercises such termination right, Tenant shall pay to Landlord a sum equal to $449,484.10 (being the amount equal to unamortized Tenant Improvement Allowance together with unamortized brokerage commissions amortized at eight percent (8%) per annum), with fifty percent (50%) of such sum to be payable upon the giving of such termination notice and the remaining fifty percent (50%) of such sum to be payable upon the effective date of such termination.

(e)           Landlord grants to Tenant the one-time right to terminate the Term of the Lease as to any portion of the Premises (not to exceed 6,651 rentable square footage of the Premises) effective at the end of the twenty-seventh (27th) full month of the Term of the Lease by providing Landlord with written notice of its intent to exercise said right at least nine (9) months prior to the date of the early termination.  In the event Tenant exercises such termination right, Tenant shall pay to Landlord a sum equal to the Appropriate Share (as hereinafter defined) of any unamortized Tenant Improvement Allowance and unamortized brokerage commissions, all as amortized at eight percent (8%) per annum over the initial term of this Lease, plus an amount equal to one (1) year’s Rent at the then current rental rate.  Such sum will be payable fifty percent (50%) upon the giving of such notice and fifty percent (50%) upon the effective date of termination as to such space.  In addition, Tenant shall pay for the cost of the demising wall to separate the portion of the Premises as to which this Lease is being terminated (the “Terminated

Space”) from the remaining portion of the Premises (the “Remaining Premises”).  Tenant’s right to exercise such partial termination right shall be subject to Landlord’s reasonable approval of the configuration of the Terminated Space and the Remaining Premises and the location of the demising wall.  Upon the exercise of Tenant’s rights under this Subsection 2(e), Tenant shall construct the demising wall and shall comply with the provisions of Section 6 in connection therewith and the parties shall execute an amendment to this Lease to reflect the termination of this Lease as it relates to the Terminated Space.  As used herein, the “Appropriate Share” shall mean a fraction (expressed as a percentage), the numerator of which is the total number of rentable square feet of the Terminated Space and the denominator of which is 33,257.

3.                                      Rent.

Tenant shall pay to Landlord throughout the Term the annual rental amount specified in the Basic Lease Information (“Rent”), which sum shall be payable by Tenant in equal monthly installments on or before the first day of each month, in advance, in lawful money of the United States, without any prior notice or demand therefore and without deduction, offset or abatement, except as expressly set forth herein, whatsoever, to Landlord at the address specified in the Basic Lease Information or to such other firm or to such other place as Landlord may from time to time designate in writing.  Tenant shall pay to Landlord all charges and other amounts whatsoever as provided in the Lease, including without limitation, items described in Section 4 (collectively, the “Additional Charges”). All Additional Charges will be payable to Landlord at the place where the Rent is payable and Landlord shall have the same remedies for a default in payment of Additional Charges as for a default in the payment of Rent.  If the Commencement Date should occur on a day other than the first day of a calendar month, or if the Expiration Date should occur on a day other than the last day of a calendar month, then the Rent and Additional Charges for such fractional month shall be prorated on a daily basis.

(b)           Tenant recognizes that late payment of any Rent or Additional Charges will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain.  Tenant therefore agrees that if any Rent or Additional Charges remain unpaid for five (5) days or more after the amount is due, the amount of such unpaid Rent or Additional Charges shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to five percent (5%) of the amount of the delinquent Rent or Additional Charges.  The amount of the late charge to be paid to Landlord by Tenant on any unpaid Rent or Additional Charges shall be added to Tenant’s obligation for the monthly period on which the late charge is unpaid, all of which shall be due and payable within ten (10) days following receipt of written invoice.  The provisions of this Section 3(b) in no way relieves Tenant of the obligation to pay Rent or Additional Charges on or before the date on which they are due, nor do the terms of this Section 3(b) in any way affect Landlord’s remedies pursuant to Section 18 in the event any Rent or Additional Charge is unpaid after the date due.

4.             Additional Charges

(a)           Common Area Maintenance:  Landlord shall maintain the Common Areas of the Building in a commercially reasonable manner and in good, clean, and sanitary condition, appropriate for Class A office space in the Metro Center, Airport or Cool Springs submarkets of Metropolitan Nashville area.  Landlord’s “Common Area Maintenance Expenses” of the Building shall include, without limitation, the costs of managing, upkeep, and repair of all Common Areas, specifically including any expenses which Landlord incurs for landscaping and grounds keeping; the maintenance, repairing, replacing, sweeping and striping of the parking lot; security (but Landlord has no obligation to provide security); snow removal; management fees (not to exceed four percent (4%) of gross revenues) trash and rubbish removal; Common Area lighting; maintenance and repair of fire protection sprinkler systems; the cost of supplies, equipment and personnel to implement such services at the Building; and all other costs and expenses which would, under generally accepted accounting principles, be regarded as maintenance or repair costs of the Building and may include a reasonable allocation of any of such costs or expenses that relate to the Building and the surrounding development of which it is a part; provided, however, that Common Area Maintenance Expenses shall not include any of the costs or expenses described on Exhibit D attached hereto.

(b)           Taxes and Assessments:  Landlord shall pay the annual taxes and assessments assessed by the County, City, and/or other governmental authorities against Landlord and/or the Building and Common Areas, including all applicable land and improvements, including, without limitation, real property taxes and supplemental assessments (“Taxes”) prior to delinquency.  In the event any tax, excluding income or franchise taxes, shall be assessed upon rent received by Landlord by any governmental authority, said tax shall be deemed to be part of the Taxes.  Notwithstanding anything to the contrary contained herein, Taxes shall not include income, franchise, excise, inheritance, estates, transfer, excise, gift or capital gains taxes that are payable by Landlord.  Taxes shall furthermore not include any penalties or interest resulting from Landlord’s failure to pay in a timely manner.  In the event Landlord shall elect to contest the amount of such Taxes, all expenses incurred in such contest, including reasonable attorney’s fees or appraisers’ fees, shall be considered Taxes under the terms of this Section, though Tenant shall only be obligated to reimburse Landlord for the portion representing the tax savings realized by Tenant.  In the event the method of taxation applicable to rental property shall be modified, a modification agreement with respect to this Section shall be executed by Landlord and Tenant to equitably apply to said revised tax system.

(c)           Insurance:  Landlord shall pay the annual costs of all Landlord’s insurance, in a timely manner as required so that such insurance is not cancelled, on the Building and Common Areas  (including, but not limited to, commercial general liability, fire, casualty, loss of rents, and extended coverage insurance) (the “Insurance”).

(d)           Utilities:  Utilities such as heat and air conditioning services, electric current, gas, sewer, and water (“Utilities”) serve the Premises and/or the Building.  Landlord and Tenant acknowledge and agree that gas and electricity will be separately metered to the Premises on or before the Commencement Date, and Tenant shall be directly responsible for paying all costs related thereto directly to the applicable utility provider.  To the extent that any Utilities are not separately metered, Landlord shall pay for such Utilities as may be supplied to the Building and taxes or charges on such utility services.  Landlord shall not be liable for any interruption or failure in the supply of any Utilities to the Premises, unless such interruption or failure results from the intentional misconduct or negligence of Landlord, and in the event such service failure continues for five (5) consecutive days or longer, then Rent shall abate for each day such failure continues beginning on the sixth (6th) day.

(e)           Janitorial and Cleaning Services:  Tenant will provide and pay for its janitorial and cleaning services within the Premises.  Landlord shall be responsible for janitorial and cleaning services in all Common Areas, including common restrooms, hallways and entry areas.

(f)            Tenant’s Share of Property Operating Costs:  It is understood and agreed that Tenant shall pay as Additional Charges all of Tenant’s Share of Common Area Maintenance Expenses, Taxes, Insurance, and Utilities that are not separately metered (collectively, the “Property Operating Costs”), including expenses projected to be paid or incurred by Landlord for the first full Year of the Term; provided, however, that in the event that the Building is less than 95% occupied or Landlord is not supplying services to at least 95% of the rentable area of the Building, then in determining the Property Operating Costs, all Property Operating Costs that may reasonably be determined to vary in accordance with the occupancy level of the Building, shall be grossed up to reflect 95% occupancy.  Notwithstanding the foregoing, Landlord agrees that there shall be a five percent (5.0%) annual cap (calculated on a non-cumulative basis) on increases in Tenant’s Share of Controllable Property Operating Costs (as hereinafter defined) on an annual basis.  For purposes hereof, “Controllable Property Operating Costs” shall mean all Property Operating Costs except for Taxes, Insurance, Utilities and snow removal.  Commencing on the Commencement Date, Tenant agrees to pay the Tenant Share of the Property Operating Costs as follows:

(i)            Landlord shall estimate for each calendar year, or any proportion of a calendar year at the beginning and end of this Lease, Tenant’s Share of the Property Operating Costs for the forthcoming year.  Tenant shall pay with each monthly installment of rent, one-twelfth (1/12th) of Tenant’s Share of Property Operating Costs.  The amount of any such Property Operating Costs shall be prorated on a daily basis for any partial month during which this Lease begins and ends.

(ii)           Within ninety (90) days after the expiration of each calendar year, Landlord shall deliver to Tenant a statement showing Tenant’s Share of actual Property Operating Costs.  Should Tenant’s actual share differ from the amount actually paid by Tenant, then, within thirty (30) days after the delivery date of the Landlord’s statement, either Landlord shall provide Tenant with a credit against Tenant’s obligations to pay Landlord for any such amount paid in excess of its actual share or Tenant shall remit to Landlord any amount by which its payments were deficient.  In the event of an overpayment after the final year of the Lease, Landlord will submit a cash refund to Tenant within such time period.

(iii)          If Tenant does not agree with Landlord’s statement, then Tenant shall have the right, within 45 days after receipt of Landlord’s statement but no more often than once in a calendar year, to cause an audit to be made of Landlord’s records concerning Property Operating Expenses.  Such audit shall be at the expense of Tenant unless such audit discloses an error in favor of Tenant in excess of five percent (5%) in the computation of Property Operating Expenses, in which event such audit shall be at the expense of Landlord (including reasonable costs and expenses of Tenant in conducting such audit).  In no event shall Tenant be permitted to conduct an audit using a company compensated on a contingency fee basis.

5.                                      Compliance With Laws.

(a)           Tenant shall not use the Premises, and or the Building, in any manner, which will in any way violate or conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated.  Tenant shall not do or permit anything to be done on or about the Premises and/or the Building, or bring or keep anything therein which will in any way increase the rate of any insurance upon the Building or any of its contents or cause a cancellation of such insurance upon the Building or any of its contents or otherwise affect such insurance in any manner; Landlord represents and warrants that Tenant’s use as permitted by Section 1 and in compliance with the terms of this Lease will not increase Landlord’s current insurance rates or cause cancellation of same.  Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force relating to Tenant’s use or occupancy of the Premises and/or the Building, except that Tenant shall not be obligated to make structural changes to the Premises unless the same are necessitated by Tenant’s particular use of the Premises (as opposed to general office use) or such structural changes that are related to or affected by alterations or improvements made by or for Tenant or Tenant’s acts.

(b)           Landlord will cause the Building and all Common Areas to comply with applicable laws.

(c)           Tenant shall not cause or permit the release or disposal of any hazardous substances, wastes or materials, on or about the Premises or the Building in violation of applicable environmental laws.  As such term is used in this Lease, “hazardous substances” means any hazardous or toxic substance, material or waste, regulated or listed pursuant to any federal, state or local environmental law, including without limitation, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide, Rodenticide Act, the Safe Drinking Water Act and the Occupational Safety and Health Act. Tenant shall comply with all federal, state and local laws, regulations and ordinances which govern the use, storage, handling and disposal of hazardous substances, wastes or materials.  Tenant shall indemnify, defend and hold Landlord harmless from and against any claims or liability arising out of or connected with Tenant’s failure to comply with the terms of this Section, which terms shall survive the expiration or earlier termination of this Lease.

(d)           Landlord represents and warrants, to the best of its knowledge, that the Building and Common Areas are free of hazardous substances in violation of applicable laws, specifically including asbestos, mold and lead paint.  In the event any hazardous substances are discovered in the Building or Common Areas which are not caused by Tenant, its agents, employees or contractors and which are in violation of applicable laws, then Landlord shall remove and remediate such hazardous substances in compliance with environmental laws.  Landlord shall indemnify and hold harmless Tenant against any claims or liabilities resulting from hazardous substances in the Building or Common Areas not caused by Tenant, its agents, employees or contractors.

(e)           Tenant shall not permit undue accumulations of garbage, trash, rubbish or other refuse within the Premises and shall keep all refuse in proper containers until disposal of such refuse.  Landlord shall not permit accumulations by trash in the Common Areas and shall keep (or cause other tenants to keep) all refuse in proper containers until disposal.

6.                                      Alterations.

(a)           Tenant shall not make or suffer to be made any alterations, additions or improvements costing in excess of $50,000 per project (collectively, “Alterations”) in, on or to the Premises or any part thereof  without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  However, regardless of the cost of any Alteration, if such Alteration would affect the structural integrity or exterior of the Premises, then Landlord shall have the right to withhold consent to such Alteration at Landlord’s discretion.  Any Alterations in, on or to the Premises, except for Tenant’s movable furniture and equipment, shall become Landlord’s property at the end of the Term and shall remain on the Premises without compensation to Tenant.  In the event Landlord consents to the making of any Alterations by Tenant, the same shall be made by Tenant, at Tenant’s sole cost and expense, substantially in accordance with plans and specifications approved by Landlord, and any contractor or person selected by Tenant to make the same must be first approved in writing by Landlord, who shall not unreasonably withhold, delay or condition such consent.  Tenant shall give to Landlord at least five (5) business days prior notice of commencement of any construction on the Premises.

(b)           Notwithstanding anything herein to the contrary, Tenant shall have the right from time to time without Landlord’s consent, but with notice and provision of plans to Landlord, to: (i) relocate electrical outlets; (ii) install and remove permanent workstations (though not cubicles); (iii) install and remove Tenant’s hard-wired equipment and perform cable pulls in connection therewith; and (iv) install and remove carpeting and other floor coverings; provided that such alterations, improvements or additions do not affect the base building structural, mechanical, or electrical systems or materially adversely affect other tenants in the Building, in which case Tenant must receive Landlord consent as provided in subsection (a), above.

(c)                                  Tenant, at its expense and at any time and from time to time, may install in and remove from the Premises Tenant’s property, including, without limitation, its trade fixtures, equipment, removable walls and wall systems, furniture and furnishings, provided such installation is accomplished without damage to Building and Tenant repairs any damage occasioned by such removal.  Fixtures other than trade fixtures shall become the property of Landlord at the expiration or earlier termination of this Lease.

7.                                      Repairs/Maintenance.

(a)                                 Tenant shall maintain the Premises in good working order and condition, at Tenant’s cost and expense, except that Tenant shall not be required to make (i) any structural repairs or structural replacements (except to the extent required by Section 5(a) above or to the extent such repairs are required due to the acts or omissions of Tenant), (ii) any repairs for matters covered by any third party warranty available to Landlord, (iii) any repairs necessitated by the act or omission of Landlord, its employees, agents or contractors, or (iv) any repairs which are the responsibility of Landlord hereunder.  Subject to reimbursement under Section 4, Landlord shall keep and maintain the roof and the structural elements of the Building in good repair and working order (reasonable wear and tear excepted).  Subject to reimbursement under Section 4, Landlord shall also repair and maintain the Common Areas and the fire protection system serving the Premises.  Landlord shall not be liable for and there shall be no abatement of Rent or Additional Charges with respect to any injury or interference with Tenant’s business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Building, including the Premises, or in or to the fixtures, appurtenances and equipment therein, provided that Landlord has made reasonable efforts to minimize interference with Tenant’s business operations.

(b)                                 Tenant shall be responsible for maintenance and repair of heating, ventilation and air conditioning equipment exclusively serving the Premises (the “HVAC System”), plumbing systems, lighting in the Premises, and electrical systems located within and exclusively serving the Premises.  Landlord represents and warrants that, to the best of Landlord’s knowledge, all such building systems are in good working order as of the Lease Effective Date.  To insure the proper maintenance of the heating, ventilation and air conditioning system, Tenant shall obtain a preventive maintenance service contract, which shall include at a minimum:  (i) a start-up inspection of the air conditioning and heat, (ii) filter changes and (iii) replacement and/or adjustment of the belts, all of which shall occur at least four (4) times per year, and (iv) coil cleaning at least annually.  Such preventative maintenance service contract shall be provided to Tenant, at Tenant’s sole expense, by a licensed and bonded heating and air conditioning contractor or repair service to be approved by Landlord, and a current copy of said contract shall be furnished to Landlord upon written request.  In the event that Tenant shall fail to carry such preventative maintenance contract, upon the termination of this Lease, by its terms, forfeiture, or otherwise, Landlord shall have the right to require that Tenant make any necessary repairs to, and replace, the HVAC System, including replacement of individual components, such as condensers, coils, blowers and the like.  In the event the HVAC System requires replacement, Tenant shall obtain two (2) competitive bids for the unit and its installation and shall submit the same to Landlord for Landlord’s approval, along with a copy of the current maintenance contract and maintenance records.  In the event the documentation provided by Tenant shows that the cost to repair a specific unit of the HVAC System exceeds fifty percent (50%) of the costs of replacing such specific HVAC unit, Landlord shall reimburse

Tenant for the costs incurred by Tenant for replacing the HVAC units(s) in question after receipt of paid invoices and mechanic’s lien waiver(s) from Tenant’s contractor(s) (the “HVAC Replacement Cost”).  The HVAC Replacement Cost shall be amortized by Landlord on a straight-line basis over the useful life of the HVAC System improvements, and Tenant shall pay such amortized portion of the HVAC Replacement Cost in the same manner as Operating Costs hereunder.

(c)                                  All repairs and replacements made by or on behalf of Tenant or any person claiming through or under Tenant shall be made and performed (a) at Tenant’s cost and expense (b) by qualified, licensed contractors or mechanics, (c) so that same shall be similar in quality, value, and utility to the original work or installation, and (d) in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises.

(d)                                 Landlord shall maintain and repair the Building (excluding the Premises) and Common Areas, including all structural and exterior elements, keeping same in good working order and condition and in compliance with applicable laws.  Landlord shall be responsible for all snow, ice and trash removal from the parking areas and shall keep the Common Areas in a clean and orderly condition.

8.                                      No Liens.

Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligations incurred by Tenant.  In the event that Tenant does not, within twenty (20) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond or by providing Landlord with recorded lien releases, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien.  All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered Additional Charges accruing starting with the date of such Landlord payment, and shall be payable to it by Tenant on demand with interest at the maximum rate permitted by law; such sums not paid by Tenant as billed within thirty (30) days from written notice by Landlord shall constitute a default under the terms provided herein.  Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Building and any other party having an interest therein.  Tenant agrees and acknowledges that Tenant is not the agent for Landlord for any purpose, including, without limitation, contracting with third parties for improvements to the Premises.  Tenant agrees that any construction contract related to the Premises executed by Tenant shall contain a provision stating that Tenant is not the agent for Landlord for any purpose, including, without limitation, contracting with third parties for improvements to the Premises.  Tenant agrees that any party providing construction services or materials to the Premises shall execute a waiver of such party’s right to file a mechanic’s lien against the Landlord’s interest in the Premises and Tenant shall deliver such waiver to Landlord following completion of such work on the Premises.

9.              Assignment and Subletting

(a)                                 Except as permitted herein, Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any portion of its interest or rights with respect to the Premises or Tenant’s leasehold estate hereunder (collectively, “Assignment”), or permit all or any portion of the Premises to be occupied by anyone other than Tenant or sublet all or any portion of the Premises or transfer a portion of its interest in or rights with respect to Tenant’s leasehold estate hereunder (collectively, “Sublease”) or any portion thereof without Landlord’s prior written consent in each instance, which consent may not be unreasonably withheld, conditioned or delayed.

(b)                                 If Tenant desires at any time to enter into an Assignment of this Lease or a Sublease of the Premises or any portion thereof, it shall first give written notice to Landlord of its desire to do so, which notice shall contain (a) the name of the proposed assignee, subtenant or occupant, (b) the terms and provisions of the proposed Assignment or Sublease, and (c) such financial information or other information as Landlord may reasonably request concerning the proposed assignee and/or any proposed guarantor.  Tenant shall also pay within ten (10) business days following receipt of written invoice stating Landlord’s reasonable third party fees and expenses in connection with the review and approval of such proposed action, not to exceed $500 per request.  Landlord shall provide consent or denial of consent within thirty (30) days following its receipt of Tenant’s request.

(c)                                  No consent by Landlord to any Sublease or Assignment by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Sublease.  The consent by Landlord to any Sublease or Assignment shall not relieve Tenant from the obligation to obtain Landlord’s express written consent to any other Sublease or Assignment.  Any Assignment or Sublease that is not in compliance with this Section shall be void and Tenant shall be in default under the terms of the Lease.

(d)                                 Each assignee, other than Landlord, shall assume, as provided in this Section 9(d), all obligations of Tenant under this Lease and shall be and remain liable for the payment of Rent and Additional Charges, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the Term.  No Assignment shall be binding on Landlord unless the assignee or Tenant shall deliver to Landlord a counterpart of the Assignment and an instrument in recordable form that contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, consistent with the requirements of this Section 9(d), but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

(e)                                  Notwithstanding anything herein to the contrary and subject to compliance with Section 9(f) herein, without Landlord’s prior written consent, Tenant shall have the right to (i) sublease all or a portion of the Premises to a successor entity or to any affiliate (within the meaning of such term as set forth in Rule 501 of Regulation D under the Federal Securities Act of 1933) of Tenant, provided that such successor entity or affiliate assumes in writing all of the obligations and liabilities of Tenant under this Lease; and (ii) assign this Lease to a successor entity or to any affiliate of Tenant, provided that such successor entity or affiliate assumes in writing all of the obligations and liabilities of Tenant under this Lease and the successor entity has a net worth greater than or equal to the net worth of Tenant as of the Lease Effective Date.  Tenant shall give Landlord written notice of such assignment or subleasing as soon as practicable and shall provide any required evidence of net worth.  A “successor entity” of Tenant shall mean a business entity into or with which Tenant shall be merged, reorganized or consolidated or the purchaser of substantially all of the assets of Tenant for the purpose of maintaining the core business of Tenant.

(f)                                   Any Sublease or Assignment by Tenant must comply with the terms of this Lease and all applicable restrictions and covenants affecting the Building and the Premises.

(g)                                  Tenant agrees that in the event the rental rate for a sublease permitted hereunder is greater than that which Tenant is obligated to pay hereunder, Tenant shall remit to Landlord, as Additional Charges, fifty percent (50%) of any such excess each month.

10.                               Insurance and Indemnification

(a)                                 Neither party shall be liable to the other, and both parties hereby waive all claims against the other, for any injury or damage to any person or property in or about the Premises which is covered by the insurance required herein, regardless of whether it is actually carried.

(b)                                 Tenant shall indemnify and hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever occurring in the Premises or any part thereof, whether such injury or damage shall be caused in whole or in part by the act, neglect, fault of, or omission of any duty with respect to the same by Tenant, its agents, servants, employees or invitees.  Tenant further agrees to indemnify and hold Landlord harmless from and defend Landlord against any and all claims by or on behalf of any person, firm or corporation, arising from the conduct or management of any work or thing whatsoever done by Tenant or from transactions of Tenant concerning the Premises or the Building, and will further indemnify and hold Landlord harmless from and defend Landlord against any and all claims arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease or arising from any act or negligence of Tenant, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action proceeding brought thereon.  Furthermore, in case any action or proceeding be brought against Landlord by reason of any such claims or liabilities, Tenant agrees to defend such action or proceeding at Tenant’s sole expense by counsel reasonably satisfactory to Landlord.  The provisions of this Section 10 shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.  Notwithstanding anything to the contrary contained herein, Tenant shall not be required to indemnify, defend or hold harmless Landlord from any claims, liabilities, damages, costs, counsel fees or expenses arising or resulting from the negligence or willful misconduct by Landlord or any of its agents, employees, servants, contractors or licensees.

(c)                                  Landlord shall indemnify and hold Tenant harmless from and defend Tenant against any and all claims or liability for any injury or damage to any person or property whatsoever occurring in the Common Areas or any part thereof, whether such injury or damage shall be caused in whole or in part by the act, neglect, fault of, or omission of any duty with respect to the same by Landlord, its agents, servants, employees or invitees.  Landlord further agrees to indemnify and hold Tenant harmless from and defend Tenant against any and all claims by or on behalf of any person, firm or corporation, arising from the conduct or management of any work or thing whatsoever done by Landlord or from transactions of Landlord concerning the Premises or the Building, and will further indemnify and hold Tenant harmless from and defend Tenant against any and all claims arising from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease or arising from any act or negligence of Landlord, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action proceeding brought thereon.  Furthermore, in case any action or proceeding be brought against Tenant by reason of any such claims or liabilities, Landlord agrees to defend such action or proceeding at Landlord’s sole expense by counsel reasonably satisfactory to Tenant.  The provisions of this Section 10 shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

Notwithstanding anything to the contrary contained herein, Landlord shall not be required to indemnify, defend or hold harmless Tenant from any claims, liabilities, damages, costs, counsel fees or expenses arising or resulting from the negligence or willful misconduct by Tenant or any of its agents, employees, servants, contractors or licensees.  Notwithstanding anything contained herein to the contrary, in no event shall Landlord be liable for any special, consequential or punitive damages hereunder.

(d)                                 During the Term of the Lease, Tenant shall procure at its cost and expense and keep in effect (i) commercial general liability insurance including contractual liability with a minimum combined single limit of liability of Three Million Dollars ($3,000,000.00), (ii) casualty insurance for the full replacement cost of Tenant’s personal property and improvements to the Premises, (iii) worker’s compensation insurance, and (iv) business interruption insurance in an amount equal to one(1) years’ Rent hereunder.  The commercial general liability insurance shall name Landlord and Landlord’s property manager as additional insureds, shall specifically include the liability assumed hereunder by Tenant and shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing and applicable insurance in force for and on behalf of Landlord, and shall provide that Landlord shall receive ten (10) days written notice from the insurer prior to any cancellation or material change of coverage.  Tenant shall deliver certificates of insurance to Landlord, on or before the Commencement Date, and prior to the expiration dates of expiring policies; and in the event Tenant shall fail to procure such insurance, or to deliver such certificates, Landlord may, at its option, procure same for the account of Tenant and the cost thereof shall be paid to Landlord as Additional Charges within five (5) days after delivery to Tenant of a statement therefore.

(e)                                  During the Term of the Lease, Landlord shall procure at its cost and expense and keep in effect (i) commercial general liability insurance including contractual liability with a minimum combined single limit of Three Million Dollars ($3,000,000.00), (ii) worker’s compensation insurance if required by state law and (iii) casualty insurance for the full replacement cost of the Building and related improvements.  Landlord shall deliver policies of such insurance or certificates thereof to Tenant upon written request of Tenant.

11.                               Waiver of Subrogation.

Landlord and Tenant shall each obtain from their respective insurers under all policies of fire and other casualty insurance maintained by either of them at any time during the Term insuring or covering the Building or any portion thereof or operations therein or any contents thereof, a waiver of all rights of subrogation which the insurer of one party might otherwise, if at all, have against the other party.

12.                               Services and Utilities.

(a)                                 Tenant will not without the written consent of Landlord use any apparatus or device in the Premises, including, without limitation, electronic data processing machines, punch card machines, and machines using excess lighting or using in excess of 110 volts, which will in any way increase the amount of gas, electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes or gas outlets, any apparatus or device for the purpose of using gas, electrical current or any other resource in excess of that usually furnished or supplied for the use of the Premises as general office space.  Tenant shall notify Landlord of the use thereof.  Tenant shall bear and pay upon written demand any additional expense related to any Utilities that are in excess of ordinary office requirements.  In the event that Landlord installs special metering or other similar equipment to measure such excess usage,

Tenant shall be responsible for all costs of such equipment, its installation, maintenance, repair, and/or replacement, and other expenses related thereto.

(b)                                 Other than as provided in Section 19 herein, Landlord shall promptly notify Tenant in writing of any anticipated material interruption of utilities or services due to, among other things, repairs, maintenance or the like.  To the extent that Landlord has control over the timing of the interruption, Landlord will coordinate a mutually agreeable time with Tenant.  Landlord will use its reasonable efforts to minimize the amount of time of any interruption of services.

(c)                                  Except as specifically set forth herein, Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of (i) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions unless directly resulting from Landlord’s intentional misconduct, financial malfeasance or inability, or negligence, or (ii) the limitation, curtailment, rationing or restriction by governmental authority or imposed by the utility supplier on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building.  Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing energy or other resources consumption, so long as Landlord’s activities do not materially interfere with Tenant’s use of the Premises and the Common Areas or increase Tenant’s costs.

13.                               Tenant’s Certificates.

Tenant, at any time and from time to time upon not less than ten (10) business days’ prior written notice from Landlord, will execute, acknowledge and deliver to Landlord and, at Landlord’s written request (but no more than twice per year), to any prospective purchaser, ground or underlying lessor or mortgagee of any part of the Building or the land upon which the Building is located, a certificate of Tenant stating:  (a) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises and specifying the reasons therefor), (b) the Commencement and Expiration Dates of this Lease, (c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications), (d) whether or not to Tenant’s knowledge there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying same), (e) the dates, if any, to which the Rent and Additional Charges and other charges under this Lease have been paid, and (f) any other information that may reasonably be required by any of such persons.  It is intended that any such certificate of Tenant delivered pursuant to this Section 13 may be relied upon by any prospective purchaser, ground or underlying lessor or mortgagee of any part of the Building or the land upon which the Building is located.

14.                               Holding Over.

Any holding over after the expiration of the Term without the consent of Landlord shall be construed to be a tenancy from month-to-month at one hundred twenty-five percent (125%) of the Rent herein specified (prorated on a monthly basis) for the first three (3) months following the expiration or termination of the Term, and thereafter at one hundred fifty percent (150%) of the Rent herein specified (prorated on a monthly basis), together with (in either such event) an amount estimated by Landlord for the monthly Additional Charges payable under this Lease, and shall otherwise be on the terms and conditions herein specified so far as applicable.  Any holding over without Landlord’s consent shall constitute a default by Tenant and entitle Landlord to the equitable remedy of re-entry of the Premises, as provided in Sections 17 and 18.

15.                               Subordination and Non-Disturbance

The Lease and any extensions, renewals, replacements or modifications of the Lease, and all of the right, title, and interest of Tenant in and to the Premises are and shall be now and hereafter subject and subordinate to the lien of any deed of trust encumbering the Building (a “Deed of Trust”) and to all of the terms and conditions contained in any Deed of Trust, and to any and all renewals, modifications, replacements, consolidations or extensions of such Deed of Trust; provided the holder of any such Deed of Trust must agree, in writing, not to disturb Tenant’s possession of the Premises so long as Tenant is not in default hereunder beyond any applicable notice and cure periods.  Within thirty (30) days after the Lease Effective Date, Landlord shall furnish Tenant with a Subordination, Non-disturbance and Attornment Agreement in substantially the same form attached hereto as Exhibit E (an “SNDA”), executed by such holder and Tenant agrees to execute such SNDA with ten (10) days after the Tenant’s receipt thereof.  In the event Landlord fails to deliver the SNDA to Tenant on or before the Commencement Date, Tenant shall have the right to withhold Rent on a day-for-day basis until Tenant receives a SNDA executed by Landlord and lender, provided, however, that upon Tenant’s receipt of a SNDA executed by Landlord and lender, Tenant shall pay all Rent so withheld by Tenant with the next Rent payment due.  Tenant, at any time and from time to time upon not less than ten (10) days prior written notice from Landlord, will execute, acknowledge and deliver to Landlord and, at Landlord’s request, to any prospective mortgagee of any part of the Building or the land upon which the Building is located, a subordination agreement so long as such subordination agreement has non-disturbance provisions consistent with the foregoing provisions.

16.                               Rules and Regulations.

Tenant shall faithfully observe and comply with the Rules and Regulations attached to this Lease as Exhibit C and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord and provided in writing to Tenant; provided, no such modifications shall materially increase Tenant’s obligations under this Lease or materially decrease Tenant’s rights hereunder.  Landlord shall use commercially reasonable efforts to uniformly enforce all rules and regulations in a non-discriminatory manner and shall not agree to allow any other tenant to operate in a manner which contradicts the Rules and Regulations if the same would materially and adversely affect Tenant’s business operations in the Premises.  In the event of an express and direct conflict between the terms, covenants, agreements and conditions of this Lease and those set forth in the rules and regulations, as modified and amended from time to time by Landlord, this Lease shall control.

17.                               Re-Entry By Landlord.

Landlord reserves and shall have the right, upon reasonable notice to re-enter the Premises to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises with reasonable advance notice to prospective purchasers (during the last six (6) months of the term only), mortgagees, or tenants, and to repair the Premises and any portion of the Building without abatement of Rent or Additional Charges, provided that Landlord shall use commercially reasonable efforts not to interrupt the business of Tenant in any material respect.  For emergency purposes only, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises, or portion thereof, obtained by Landlord by any of said means, or otherwise, shall not under any circumstance be construed or deemed to be forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof.

18.                               Tenant Default.

The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate cure period.  Tenant shall have a period of ten (10) days from the date of written notice from Landlord within which to cure any default in the payment of Rent or Additional Charges.  Said right to cure shall terminate and Tenant shall be in breach of its obligations herein and shall be subject to Landlord’s rights and remedies under the terms of this agreement, should such default occur more than two (2) times during any twelve (12) month period during the term of this Lease.  Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any default that is capable of being cured other than a default in the payment of Rent or Additional Charges under this Lease; provided, however, that with respect to any default other than the payment of Rent or Additional Charges that cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Tenant commences to cure within thirty (30) days from Landlord’s notice and continues to prosecute diligently the cure thereof. The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment of Tenant for the benefit of creditors, or the filing of any insolvency, bankruptcy, reorganization or other debtor relief proceedings, whether now existing or hereafter amended or enacted, by or against Tenant shall at Landlord’s option constitute a default under this Lease if not dismissed within sixty (60) days of filing.  In no event shall this Lease be assigned or assignable by or in connection with voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, reorganization or other debtor relief proceeding.  Notwithstanding the foregoing, Tenant’s failure to comply with Sections 9 and 10(d) herein shall be deemed a breach of this Lease without the benefit of the cure periods provided above.  Notwithstanding the foregoing, Tenant’s failure to comply with Section 13 following three (3) business days’ written notice from Landlord of such default herein shall be deemed a breach of this Lease without the benefit of the cure periods provided above.  Upon an uncured default of this Lease by Tenant, and in addition to Landlord’s rights and remedies under the terms of this Lease and any other rights and remedies available to Landlord at law or in equity, Landlord shall have the following rights and remedies:

(a)                                 The right to recover all damages, including without limitation recovery of all Rent and Additional Charges that are delinquent at the time this Lease is terminated;

(b)                                 The right to continue this Lease in effect and to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover Rent and Additional Charges as they become due.  Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession;

(c)                                  The right to terminate this Lease; and

(d)                                 The right and power to enter the Premises, following the issuance by an order of forcible detainer by the General Sessions Court for Davidson County, Tennessee, change the locks and security codes, remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and/or to sell such property.  Landlord may from time to time sublet Premises or any part thereof for such term or terms (which may extend beyond the Term) and at such rent and such other terms as Landlord may deem reasonably advisable, with the right to make alterations and repair to the Premises.  Upon each such subletting, (i) Tenant shall be immediately liable to pay to Landlord, in addition to indebtedness other than Rent and Additional Charges due hereunder, the cost of such subletting (including any brokers’ fees and the cost of such alterations and repairs incurred by Landlord) and the amount, if any, by which the Rent and Additional Charges due hereunder for the period of such subletting (to the extent such period does not exceed the Term) exceeds the amount to be paid by such sublessee as Rent and Additional Charges for the Premises for such period or (ii) at the option of Landlord, rents received from such subletting shall be applied first, to payment of any indebtedness other than Rent and Additional Charges due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting (including any brokers’ fees and the cost of such alterations and repairs; third, to payment of Rent and Additional Charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent and Additional Charges as the same becomes due hereunder.  If Tenant has been credited with any rentals to be received by such subletting under option (i) above and such rentals shall not be promptly paid to Landlord by the sub-tenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord.  Such deficiency shall be calculated and paid monthly.  Notwithstanding any such subletting without termination, Landlord may at anytime thereafter elect to terminate this Lease for such previous breach.

(e)                                  The right to pursue any other remedy at equity available under applicable law.

19.                               Damage By Casualty.

If the Premises, the Common Areas or the Building are damaged by fire or other casualty (including, without limitation, flooding), and this Lease is not terminated as result of such fire or casualty, Landlord, subject to the right of Landlord to terminate the Lease as set forth herein, shall forthwith repair the same, to the condition existing immediately prior to such fire or other casualty.  In such event, this Lease shall remain in full force and effect except that Tenant shall be entitled to an equitable reduction of Rent and Additional Charges while such repairs to be made hereunder by Landlord are being made. Such equitable reduction shall be based upon the extent to which such damage and the making of such repairs by Landlord shall materially interfere with the business carried on by Tenant in the Premises.  Within thirty (30) days after the date of such damage, Landlord shall notify Tenant of Landlord’s estimate of how long it will take to substantially complete such repairs.  If such repairs cannot be substantially completed within one hundred eighty (180) days of such damage, either party shall then have the option to terminate this Lease by giving written notice of such termination to the other party within twenty (20) days after Tenant’s receipt of such notice from Landlord.  If damage occurs in the last year of the Term and such repairs cannot be substantially completed within thirty (30) days of such damage, either party shall then have the option to terminate this Lease by giving written notice of such termination to the other party within twenty (20) days after Tenant’s receipt of such notice from Landlord.  In addition, if Landlord fails to fully restore the Premises, the Common Areas and the Building within one hundred eighty (180) days after the same are damaged by fire or other casualty, then Tenant may terminate this Lease by giving written notice to Landlord at any time prior to completion of such restoration.

20.                               Eminent Domain.

If any material part of the Building, Common Areas or Premises shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purposes for which it is being used, either party shall have the right to terminate this Lease at its option by delivering written notice of such termination within fifteen (15) days after such taking occurs.  In such event, Landlord shall receive (and Tenant shall assign to Landlord upon demand from Landlord) any income, rent, award or any interest therein which may be paid in connection with the exercise of such power of eminent domain, and Tenant shall have no claim against Landlord for any part of sum paid by virtue of such proceedings, whether or not attributable to the value of the unexpired term of the Lease, except to the extent such award is attributable to the value of any improvements paid for by Tenant or the leasehold itself.  If a part of the Premises, the Common Areas or the Building shall be so taken or appropriated or conveyed during the Term and this Lease is not terminated, the Rent and Additional Charges to be paid under this Lease for the remainder of the Term shall be proportionately reduced, such reduction to be based upon the extent to which the partial taking or appropriation or conveyance shall interfere with the business carried on by Tenant in the Premises.  Notwithstanding anything to the contrary contained in this Section 20, if the temporary use or occupancy of any part of the Premises or Common Areas shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent and Additional Charges payable hereunder by Tenant during the Term; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises or Common Areas during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises after the end of the Term.

21.                               Sale By Landlord.

In the event of a sale or conveyance by Landlord of the Building, such sale or conveyance shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease, though Landlord will remain liable for all obligations which accrued prior to the transfer.  This Lease shall not be affected by any such sale, and Tenant agrees to attorn to the purchaser or assignee.  Landlord shall ensure that any document of sale or conveyance requires the purchaser or assignee to assume any and all of Landlord’s obligations to Tenant under the terms of this Lease from and after the date of such assignment.

22.                               Right to Perform.

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent and Additional Charges.  If Tenant shall fail to pay any sum of money, other than Rent and Additional Charges, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for twenty (20) days after receipt of written notice thereof from Landlord, then Landlord shall provide Tenant with a second written notice to Tenant outlining the failure to perform.  If such failure shall continue for ten (10) business days after Tenant’s receipt of Landlord’s second notice (except in the event of emergency, were either life or property is under immediate threat), then Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act on Tenant’s part to be made or performed as provided in this Lease.  All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the maximum rate permitted by law, from the date of such payment by Landlord shall be payable as Additional Charges to Landlord on demand.

All covenants and agreements to be performed by Landlord under any of the terms of this Lease shall be performed by Landlord at Landlord’s sole cost and expense.  If Landlord shall fail to perform any act on its part to be performed hereunder, and such failure shall continue for thirty (30) days after receipt of written notice thereof from Tenant (except in the event of emergency, were either life or property is under immediate threat), Tenant shall provide Landlord with a second written notice to Landlord outlining such failure to perform.  If such failure shall continue for ten (10) business days after Landlord’s receipt of Tenant’s second notice (except in the event of emergency, were either life or property is under immediate threat), and if such failure to perform is materially and adversely affecting Tenant’s business operations in the Premises, then Tenant may, but shall not be obligated to do so, and without waiving or releasing Landlord from any obligations of Landlord, perform any such act on Landlord’s part to be made or performed as provided in this Lease, so long as the exercise of such rights do not violate any tenant leases in the Building or void any warranty for the roof or any building system.  All sums so paid by Tenant and all necessary incidental costs together with interest thereon at the maximum rate permitted by law, from the date of such payment by Tenant shall be payable to Tenant within ten (10) business days following Landlord’s receipt of invoice, and if not so paid by Landlord, then Tenant shall have the right to exercise its remedies under this Lease.

23.                               Surrender of Premises.

(a)                                 At the end of the Term or any renewal thereof or other sooner termination of this Lease, Tenant will peaceably deliver to Landlord possession of the Premises, together with all improvements or additions upon or belonging to the same, by whomsoever made, in good condition, ordinary wear and tear, damage caused by fire, casualty or condemnation, and repairs, maintenance and replacements that are Landlord’s obligations under this Lease excepted.  Tenant shall deliver the Premises broom clean and free of Tenant’s personal property and rubbish. Tenant may, upon the termination of this Lease, remove all movable furniture and equipment belonging to Tenant, at Tenant’s sole cost, provided that Tenant repairs any damage caused by such removal.  Property not so removed shall be deemed abandoned by Tenant and title to the same shall thereupon pass to Landlord.  Upon request by Landlord, unless otherwise agreed to in writing by Landlord, Tenant shall remove, at Tenant’s sole cost, all moveable furniture and equipment belonging to Tenant which may be left by Tenant and repair any damage, resulting from such removal.

(b)                                 The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

24.                               Waiver.

If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein.  Furthermore, the acceptance of Rent and Additional Charges by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepted such Rent and Additional Charges. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant.  Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

25.                               Notices

Except as otherwise expressly provided in this Lease, any bills statement, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by (i) registered or certified mail, (ii) a national overnight courier, or (iii) personal delivery,

(a)                                 to Tenant

(i)                                     at the following address, if sent prior to Tenant’s taking possession of the Premises;

Standard Parking Corporation

2421 21st Avenue

Nashville, TN 37212

Attention: Legal Department

With copies to:                                                                                                               Standard Parking Corporation

Suite 7700

200E

Chicago, IL 60601

(ii)                                  or at the Premises if sent subsequent to Tenant’s taking possession of the Premises;

(b)                                 to Landlord

(i)                                     at Landlord’s address set forth in the Basic Lease Information, with copies to:

CBRE, Inc.

Attn:  Asset Manager

2525 Perimeter Place Drive, Suite 106

Nashville, TN 37214

Bass, Berry & Sims, PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

ATTN:  D. Mark Sheets

(ii)                                  or to such other address as either Landlord or Tenant may designate as its new address for such purpose (and with a copy to counsel referenced above) by notice given to the other in accordance with the provisions of this Section 25.

Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given three (3) days after the date when it shall have been mailed as provided in this Section

25 if sent by registered or certified mail, one business day after deposit with an overnight courier (subject to confirmation of delivery) or upon the date personal delivery is made.  If Tenant is notified of the identity and address of Landlord’s mortgagee, Tenant shall give to such mortgagee notice of any default by Landlord under the terms of this Lease in writing sent by registered or certified mail, and such mortgagee shall be given a reasonable opportunity to cure such default prior to Tenant exercising any remedy available to it.

26.                               Taxes Payable By Tenant.

Tenant shall pay prior to delinquency all taxes levied or assessed upon Tenant’s equipment, furniture, fixtures and other personal property located in or about the Premises.  If the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon Tenant’s equipment, furniture, fixtures, and other personal property, Tenant shall pay Landlord, upon written demand, the taxes so levied against Landlord, or the proportion thereof resulting from said increase in assessment.

27.                               Abandonment.

Tenant shall not abandon the Premises at any time during the Term, and if Tenant shall abandon or surrender the Premises or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall, at the option of Landlord, be deemed to be abandoned and title thereto shall thereupon pass to Landlord.  The foregoing is not meant to restrict temporary vacancies of the Premises.

28.                               Successors and Assigns.

Subject to the provisions of Section 9, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective legal and personal representatives, successors and assigns.

29.                               Attorney’s Fees/Costs.

If Tenant or Landlord brings any action for any relief against the other, declaratory or otherwise, arising out of this Lease following an event of default, including any suit by Landlord for the recovery of Rent or Additional Charges or possessions of the Premises, the losing party shall pay to the prevailing party a reasonable sum for attorney’s fees, which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not the action is prosecuted to judgment or otherwise settled among the parties and court costs.

30.                               ADA.

Landlord shall make any improvements or alterations to the Building required to conform with the Americans With Disabilities Act of 1990, as amended (“ADA”), and any other laws, ordinances, orders or regulations of any governmental body or authority presently required or hereinafter enacted, except that Tenant shall be responsible for any costs of compliance associated with (a) alterations made to the Premises by Tenant, or (b) required due to the specific operation or conduct of the Tenant’s business on the Premises.

31.                               Miscellaneous.

(a)                                 The term “Premises” wherever it appears herein includes and shall be deemed or taken to include (except where such meaning would be clearly repugnant to the context) the office space demised and improvements now or at any time hereinafter comprising or built in the space hereby demised.  The paragraph headings herein are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease.  In any case where this Lease is signed by more than one person, the obligations hereunder shall be joint and several.  The terms “Tenant” and “Landlord” or any pronouns used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators, and permitted assigns, according to the context hereof.

(b)                                 Time is of the essence of this Lease and all of its provisions.  This Lease shall in all respects be governed by the laws of the State of Tennessee.  This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations.  There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits.  This Lease may not be modified except by a written instrument executed by the parties hereto.

(c)                                  If for any reason whatsoever any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

(d)                                 Upon Tenant paying the Rent and Additional Charges and performing all of Tenant’s obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord; subject, however, to the provisions of this Lease.

32.                               Limitation of Landlord’s Liability.

Tenant recognizes that Landlord is a limited liability entity.  It is expressly understood and agreed by and between the parties hereto that anything herein to the contrary notwithstanding, that each and all of the representations, covenants, undertakings and agreements herein made on the part of Landlord are intended not as personal representations, covenants, undertakings and agreements of the members, shareholders, or owners as applicable of Landlord, but are made an intended for the purpose of binding only Landlord’s interest in the Building and Common Areas, including all rents and proceeds therefrom.  No personal liability or personal responsibility is assumed by nor shall at anytime be asserted or enforced against, any of the members, shareholders, or owners as applicable of Landlord on account of this Lease.  All such personal liability, if any, being expressly waived and released by Tenant herein, and by all persons claiming by, through or under Tenant.

33.                               Tenant Improvements.

Landlord is not required to make any improvements or alterations to the Premises prior to commencement of the Term.  The Premises shall be delivered to Tenant in its as-is, where-is condition without warranty or representation, except as otherwise and expressly provided in Section 7 herein.

34.                               Brokerage.

Landlord and Tenant are each represented by CBRE, Inc. and Landlord shall compensate CBRE, Inc. pursuant to a separate agreement.  Subject to the foregoing, each party represents and warrants to the other that it has not dealt with any other broker in connection with this Lease.  The execution and delivery of this Lease by each party shall be conclusive evidence that such party has relied upon the foregoing representation and warranty.  Each party shall indemnify and hold the other party harmless from and against any and all claims for commissions, fees or other compensation by any person who shall claim to have dealt with the indemnifying party in connection with this Lease and for any and all costs incurred by the other party in connection with such claims, including, without limitation, reasonable attorney’s fees and disbursements.  The provisions of this Section 34 shall survive the expiration or earlier termination of this Lease.

35.                               Signage.

Landlord agrees to allow Tenant, at Tenant’s expense, to place exterior signage at the entrance to Tenant’s space so long as such signage is approved by Landlord, which approval shall not be unreasonably withheld.  Landlord also agrees to provide Tenant, at Landlord’s cost, with directory signage on the directory board.

36.                               Parking.

Tenant shall have the right, at no additional cost, to use up to one hundred thirty-three (133) non-reserved parking spaces in common with other tenants at the Building (which right includes the right to use a proportionate number of handicapped spaces).  In the event Landlord reasonably believes that Tenant’s parking use exceeds the number of spaces allocated hereunder, Landlord may require Tenant’s employees to place parking stickers or hanging tags on or in their vehicles.  Landlord will use reasonable efforts to enforce its parking rules with regard to all tenants.

37.                               Anti-Terrorism.

Each party represents and warrants to, and covenants with, the other party that it is not nor shall be at any time during the term of the Lease in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”).  Each party covenants with the other party that it is not nor shall be during the term of the Lease, a “Prohibited Person,” which is defined as follows:  (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom the other party is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v), above.  At any time and from time-to-time during the term of the Lease, each party shall deliver to the other party, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to the other party evidencing and confirming such party’s compliance with this Section.

38.                               Act of God/Force Majeure.

Except with respect to Tenant’s obligation to pay Rent under this Lease, the obligations of the parties hereunder shall not be affected, impaired or excused, nor shall one party have any liability whatsoever to the other party, because (a) such party is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, other labor trouble, governmental pre-emption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies, labor or materials, acts of God, or force majeure, reasonable control; or (b) with respect to Landlord, any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond Landlord’s reasonable control, provided that Landlord shall be responsible for any result of a latent defect.

39.                               Landlord Representations and Warranties.

Landlord makes the following representations and warranties to Tenant:

(a)                                 Landlord alone owns the Building and underlying land in fee simple title; (b) Landlord has the full authority to enter into this Lease without any other required consent or notice; (c) to the best of Landlord’s knowledge, there are no encumbrances, restrictions, easements or zoning regulations which would prevent Tenant from operating as permitted hereunder; (d) to the best of Landlord’s knowledge, there are not recognized environmental conditions or hazardous substances on or about the Building in violation of applicable environmental laws.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TENANT:	STANDARD PARKING CORPORATION,
a Delaware corporation

	By:	/s/ JAMES A. WILHELM

	Title:	Director, President and Chief Executive Officer (Principal Executive Officer)

LANDLORD:	KBS RIVERVIEW BUSINESS CENTER I & II, LLC,
a Delaware limited liability company

	By:	KBS Capital Advisors LLC,
a Delaware limited liability company,
its authorized agent

	By:	/s/ ALLEN ALDRIDGE
Name: Allen Aldridge
Its: Senior Vice President

EXHIBIT A

FLOOR PLAN

EXHIBIT B

Leasehold Improvement Agreement

THIS AGREEMENT (“Agreement”) is made and entered into effective the 17th day of October, 2013 (the “Effective Date”), by and between KBS Riverview Business Center I & II, LLC (herein called “Landlord”), and Standard Parking Corporation (hereinafter called “Tenant”).

W I T N E S S E T H :

1.                                      THE LEASE.  Landlord and Tenant are entering into that certain Lease Agreement of even date herewith (herein called the “Lease”), whereby Landlord shall lease to Tenant, and Tenant shall lease from Landlord, upon and subject to the terms, covenants, provisions and conditions of the Lease, certain space as described in the Lease, in the building located (herein called the “Building”) on the real property (herein called the “Land”) more particularly described in Exhibit A to the Lease, reference to which is hereby made for purposes of identification.  The space covered by the Lease is herein called the “Premises”.

2.                                      IMPROVEMENTS TO PREMISES.  The Premises provided to Tenant by Landlord is provided to Tenant without representation or warranty as to its fitness or suitability for any particular purpose and is provided in its as-is, where-is condition, except that the Premises shall be delivered to Tenant in broom clean condition, with all Building systems in good working order.  Any improvements to the Premises shall be performed by Tenant at Tenant’s sole cost and expense subject to the Landlord’s Allowance (defined below).  Tenant shall be responsible for, without limitation, design, payment for plans, paying fees and permitting costs, furnishing all materials, and performing all work with reasonable diligence (collectively the “Work”) consistent with the Specifications (as defined in Section 5 herein) which shall be approved by Landlord and Tenant.  Without limiting the foregoing, Tenant shall be responsible for its own low voltage cabling.  Upon completion of the Work, Tenant shall provide to Landlord (1) an architect’s certification of completion of the Work, and (2) an executed lien waiver from any party providing construction services or materials to the Premises waiving such party’s right to file a mechanic’s lien against Landlord’s interest in the Premises.

3.                                      LANDLORD’S ALLOWANCE.  Landlord shall provide up to $831,425.00 (based on $25 per square foot of rentable space) as a tenant improvement allowance (the “Landlord’s Allowance”).  The Landlord’s Allowance shall be used to pay any applicable permitting costs, construction costs consistent with the approved construction documents, any design fees, carpeting, the costs of the preparation of the Specifications and the construction documents.  Up to $166,285.00 of the Landlord’s Allowance may be used for moving costs, built-in and moveable furniture, telephone/data cabling, wiring, telecommunication equipment, consultant fees, or at Tenant’s option, to pay Rent due under the Lease.  Except as permitted by the preceding sentence, Landlord’s Allowance shall not be used for moveable furniture or equipment.

4.                                      PAYMENT OF LANDLORD’S ALLOWANCE.  Subject to the documentation requirements below, so long as Tenant is not in default beyond applicable grace and/or notice and cure periods, the Landlord’s Allowance will be paid in accordance with this Section 4.  The first installment will be payable on the completion of thirty percent (30%) of Tenant’s Work, the second installment will be payable on the completion of sixty percent (60%) of Tenant’s Work, the third installment will be payable on the completion of ninety percent (90%) of Tenant’s Work, and the fourth installment will be payable on the completion of Tenant’s Work.  Notwithstanding the foregoing, Tenant, at Tenant’s sole discretion, shall have the option to request that Landlord’s Allowance be paid directly to vendors, contractors, subcontractors, etc. from Landlord, upon reasonable documentation, including receipts or bills that are approved by Tenant or Tenant’s agents.

(a)                                 With respect to the first, second and third installments, each of which shall be equal to thirty percent (30%) of the Landlord’s Allowance, Tenant shall deliver to Landlord:  (i) a copy of a request for payment of Tenant’s contractor, approved by Tenant, in a format reasonably requested by Landlord, detailing the percentage of the work completed and the portion not completed and the amount due for labor and materials as of such date (which approved request shall be deemed Tenant’s approval and acceptance of the work and materials described therein); (ii) invoices from all parties providing labor or materials to the Premises; (iii) a conditional partial release of mechanic’s liens executed by Tenant’s general contractor, together with subcontractors providing more than $5,000 in goods or materials; (iv) beginning with the second installment of the Landlord’s Allowance (though not the first installment) an unconditional partial release of mechanic’s liens executed by Tenant’s general contractor, together with subcontractors providing more than $5,000 in goods or materials, specifying that all work has been paid in full to date; and (v) any other information reasonably requested by Landlord.  Within 30 days after receiving such materials with respect to each of the first three installments, Landlord shall deliver a check to Tenant (or it’s contractor, if so requested) in the amount of the applicable installment payable to Tenant.  Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work or materials described in Tenant’s payment request.  In no event shall Landlord be required to remit any amounts to Tenant in excess of the amount due to Tenant’s contractor and subcontractors for work performed and materials provided prior to such date.

(b)                                 With respect to the final installment, within 30 days after the latest of (i) the completion of Tenant’s Work; (ii) Landlord’s receipt of (A) paid invoices from all parties providing materials to the Premises; (B) an executed unconditional mechanic’s lien release from the general contractor and subcontractors; (C) a certificate executed by Tenant, in a form reasonably acceptable to Landlord, certifying that the Work has been substantially completed (other than any punch list items that do not materially interfere with the use of the Premises); (D) evidence that all governmental approvals required for Tenant to legally occupy the Premises have been obtained, including, without limitation, a certificate of occupancy (or equivalent instrument) issued by the Metropolitan Government for Nashville and Davidson County for the installation of the improvements within the Premises, and Tenant’s opening for business to the public; and (iii) Landlord’s determination (which shall be made, if at all, no later than five (5) business days after receipt of the items set forth in clauses (i) and (ii) above), that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building, Landlord shall pay Tenant an amount equal to ten percent (10%) of the Landlord Allowance.

5.                                      SPECIFICATIONS/PERMITS.  Tenant shall retain a licensed engineer or architect selected by Tenant (but subject to Landlord’s approval, not to be unreasonably withheld) to prepare proposed plans and specifications for the build-out of Tenant’s office space, and after Tenant has approved such proposed plans and specifications (the “Specifications”), Tenant shall submit such plans and specifications to the Landlord for Landlord’s review and approval, said approval not to be unreasonably withheld, conditioned or delayed.  If Landlord has not delivered to Tenant or Tenant’s agent written notice of any objections by Landlord to Tenant’s proposed plans and specifications within ten (10) days after the receipt of the plans and specifications by Landlord, said plans and specifications shall be deemed to be approved.  Tenant shall use its reasonable efforts to obtain and maintain all authorizations, approvals and permits required by any governmental entity for the Work described herein to be performed by Tenant.  Landlord shall cooperate with Tenant in obtaining such authorizations, approvals or permits.  Tenant shall obtain and maintain, at Tenant’s expense, all authorizations, approvals and permits required by any governmental entity for the Work to be performed by Tenant and shall pay for or reimburse Landlord for the cost of permits obtained by Landlord.  After approval of the Specifications, Tenant shall be entitled to solicit bids and select contractors and subcontractors to perform the Work; provided, however, that (a) each such contractor, together with subcontractors providing more than $5,000 in goods or materials shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld, and (b) Tenant shall seek bids from at least two (2) general contractors.  Upon selection of any contractor or subcontractor by Tenant and the approval thereof by Landlord, Tenant shall engage (or as it relates to subcontractors, shall cause its general contractor to engage) such contractor or subcontractor.

6.               NO LIABILITY TO LANDLORD FOR TENANT’S WORK.  Tenant agrees and acknowledges that Tenant is not the agent for Landlord for any purpose, including, without limitation, contracting with third parties for improvements to the Premises.  Tenant agrees that any construction contract related to the Premises executed by Tenant shall contain a provision stating that Tenant is not the agent for Landlord for any purpose, including, without limitation, contracting with third parties for improvements to the Premises.  Tenant agrees that any party providing construction services or materials to the Premises shall execute a waiver of such party’s right to file a mechanic’s lien against the Landlord’s interest in the Premises and Tenant shall deliver such waiver to Landlord prior to permitting such party to begin work on the Premises.

7.               ACCESS BEFORE COMMENCEMENT DATE.  Upon delivery of evidence of the required insurance, Tenant and its agents/contractors shall have access to the Premises for the purposes of completing the Work.  In connection with such access, Tenant agrees to comply with all rules and regulations of Landlord related to the Premises and work at the Building, including, without limitation, security and safety requirements.  During Tenant’s access to the Premises prior to the Commencement Date, Tenant shall comply with all terms provisions of this Lease.

8.               NOTICES.  Any notice, statement, demand, consent, approval or other communication required or desired to be given, rendered or made by either party to the other hereunder shall be in writing and be deemed to have been duly given if the manner of delivery complies with the provisions of the Lease.

9.               ASSIGNMENT.  This Agreement and Tenant’s rights hereunder shall not be assigned by Tenant except to a permitted assignee of all of Tenant’s right under the Lease and any other purported assignment by Tenant shall be null and void and of no force and effect.  If Tenant shall duly assign its right hereunder, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume the obligation of this Agreement on the part of Tenant to be performed or observed.

10.             WAIVER OF CERTAIN REMEDIES.

(a)              No sum payable to Tenant as the result of any breach or default by Landlord under this Agreement shall be deducted from or offset against any Rent or Additional Charges payable under the Lease unless Landlord, in its sole discretion, consents thereto, and no such breach or default by Landlord under this Agreement shall be the subject of a defense or counterclaim in any action or proceeding brought by Landlord to enforce its rights under the Lease or excuse Tenant from the performance of any of its obligation under the Lease or relieve Tenant of any of its liabilities thereunder.

(b)              Landlord shall not be liable for consequential damages arising out of any breach of default under this Agreement, including, without limitation, loss of use or income from the Building or the Premises or any equipment or facilities therein, whether by Tenant or any person claiming through or under Tenant.

(c)              Tenant shall look only to Landlord’s interest in the Land and the Building (or the proceeds thereof) for satisfaction of Tenant’s remedies or for the collection of a judgment or other judicial process requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord, or its partners, principals or related entities, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use and occupancy of the Premises.

11.            CONFLICTS AND CONFORMITY WITH LEASE.  To the extent which this Agreement fails to provide the rights and obligations of Landlord and Tenant relative to any matter, the rights and obligations of Landlord and Tenant relative to such matters shall be governed by the Lease.  As between the Landlord under the lease and Tenant or Tenant’s successors and assigns, if there shall be any conflict between this Agreement and the Lease, the provisions of this Agreement shall prevail until the Commencement Date (as defined in the Lease).  In all other circumstances, the provisions of the Lease shall prevail in the event of such conflict.

12.             TENANT’S REPRESENTATIVE.  The following individuals are hereby designated as Tenant’s representatives and are expressly authorized to act on behalf of Tenant until a successor thereto is named by written notice from Tenant to Landlord:                                          .

13.             NO OVERHEAD FEE.  In no event shall Landlord charge an overhead fee for the performance of Landlord’s obligations under this Agreement.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TENANT:	STANDARD PARKING CORPORATION,
a Delaware corporation

By:

Title:

LANDLORD:	KBS RIVERVIEW BUSINESS CENTER I & II, LLC,
a Delaware limited liability company

	By:	KBS Capital Advisors LLC,
a Delaware limited liability company,
its authorized agent

By:
Name: Allen Aldridge
Its: Senior Vice President

[Signature page to Landlord Improvement Agreement]

EXHIBIT C

Rules and Regulations

1.                                      Landlord acknowledges and agrees that Tenant intends to use a “keycard” security system for employees.  Landlord agrees to furnish Tenant ten (10) physical keys without charge that may also be used.  Additional keys will be furnished at a nominal charge.  Tenant shall not make or cause to be made duplicates of keys procured from Landlord without prior approval of Landlord.  All keys to leased premises shall be surrendered to Landlord upon termination of this Lease.

2.                                      Tenant will refer all contractors, contractor’s representatives and installation technicians rendering any service on or to the leased premises for Tenant to Landlord for Landlord’s approval before performance of any contractual service.  Tenant’s contractors and installation technicians shall comply with Landlord’s rules and regulations pertaining to construction and installation.  This provision shall apply to all work performed on or about the leased premises or project, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of the leased premises or project.

3.                                      Tenant shall not at any time occupy any part of the leased premises or project as sleeping or lodging quarters.

4.                                      Tenant shall not place, install or operate on the leased premises or in any part of the building any engine or machinery, or conduct mechanical operations thereon or therein, or place or use in or about the leased premises or project any explosives, gasoline, kerosene, oil, acids, caustics, or any flammable, explosive or hazardous material without written consent of Landlord.

5.                                      Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from the leased premises or the project regardless of whether such loss occurs when the area is locked against entry or not.

6.                                      No dogs, cats, fowl, or other animals shall be brought into or kept in or about the leased premises or project, except as utilized by persons with disabilities.

7.                                      Employees of Landlord shall not receive or carry messages for or to any Tenant or other person or contract with or render free or paid services to any Tenant or to any of Tenant’s agents, employees or invitees.

8.                                      None of the parking, plaza, recreation or lawn areas, entries, passages, doors, elevators, hallways or stairways shall be blocked or obstructed or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas or such area used by Tenant’s agents, employees or invitees at any time for purposes inconsistent with their designation by Landlord.

9.                                      The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or by the defacing or injury of any part of the building shall be borne by the person who shall occasion it.  No person shall waste water by interfering with the faucets or otherwise.

10.                               No person shall disturb occupants of the building by the use of any radios, record players, tape recorders, musical instruments, the making of unseemly noises or any unreasonable use.  Nothing shall be thrown out of the windows of the building or down the stairways or other passages.

11.                               Tenant shall not leave any vehicle in a state of disrepair on the leased premises or project.  If Tenant or its employees, agents or invites park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Landlord, after giving written notice to Tenant of such violation, shall have the right to remove such vehicles at Tenant’s expense.

12.                               Parking is prohibited in areas not striped for parking, in aisles, where “No Parking” signs are posted, on ramps, in cross hatched areas, and in other areas as may be designated by Landlord.  Every person is required to park and lock his vehicle. All responsibility for damage to vehicles or persons is assumed by the owner of the vehicle or its driver.  Landlord may require parking stickers or other forms of identification for vehicles permitted to park in the parking area as provided in the Lease, and such items supplied by Landlord shall remain the property of Landlord and not the property of Tenant and are not transferable.

13.                               Movement in or out of the building of furniture or office supplies and equipment, or dispatch or receipt by Tenant of any merchandise or materials which requires use of elevators or stairways, or movement through the building entrances or lobby, shall be restricted to hours designated by Landlord. All such movement shall be under supervision of Landlord and carried out in the manner agreed between Tenant and Landlord by prearrangement before performance.  Such prearrangement will include determination by Landlord of time, method, and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the building.  Tenant assumes, and shall indemnify Landlord against, all risks and claims of damage to persons and properties arising in connection with any said movement.

14.                               Landlord shall not be liable for any damages from the stoppage of elevators for necessary or desirable repairs or improvements or delays of any sort in connection with the elevator service.

15.                               Tenant shall not lay floor covering within the Premises without written approval of the Landlord.  The use of cement or other similar adhesive materials not easily removed with water is expressly prohibited.

16.                               Tenant agrees to cooperate and assist Landlord in the prevention of canvassing, soliciting and peddling within the building or project.

17.                               Landlord reserves the right to exclude from the building or project, between the hours of

6:00 p.m. and 7:00 a.m. on weekdays and at all hours on Saturday, Sunday and legal holidays, all persons who are not known to the building or project security personnel and who do not present a pass to the building signed by the Tenant.  Each Tenant shall be responsible for all persons for whom he supplies a pass.

18.                               It is Landlord’s desire to maintain in the building or project the highest standard of dignity and good taste consistent with comfort and convenience for tenants.  Any action or condition not meeting this high standard should be reported directly to Landlord.  Your cooperation will be mutually beneficial and sincerely appreciated. Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary, for the safety, care and cleanliness of the leased premises and for the preservation of good order therein.

EXHIBIT D

Exclusions from Common Area Maintenance Expenses

In no event shall Common Area Maintenance Expenses include: (i) initial construction costs and other capital expenditures under generally accepted accounting principles unless such capital expenditure costs are amortized by Landlord over the useful life of the improvement(s); (ii) wages, benefits and other compensation paid to any employees of Landlord, except staff who work full time at the Building, if any, and are below the grade of building manager; (iii) management fees in excess of four percent (4%) of rent received by the Landlord from tenants of the Building; (iv) costs of repairs and maintenance that are paid or reimbursed by insurance warranties, guarantees or service contracts; (v) interest and financing costs related to any loan or other indebtedness (vi) depreciation, amortization and other non-cash items; (vii) costs incurred in connection with the selling, syndicating, financing, mortgaging, or hypothecating the Building; (viii) any Property Taxes or insurance costs (which are to be charged to Tenant as a separate item as provided in Sections 4(b) and 4(c) hereof); (ix) costs associated with the operation and internal organization of Landlord as a business entity; (x) any costs associated with leasing space in the Building or procuring tenants for the Building, including, without limitation, lease commissions, advertising expenses, attorneys fees incurred in connection with preparation of any lease, and expenses of renovating space for tenants or other costs incurred in association with lease, sublease, or assignment procurement or negotiation; (xi) legal expenses incurred in enforcing the terms of any lease; (xxii) cost of utilities and other services provided to other tenants of the Building by Landlord, but not provided to Tenant; (xxiii) capital improvements unless the cost of the same are amortized by Landlord over the useful life of the improvement(s); and (xxiv) tenant improvements or Building modifications primarily to service another tenant in the Building.

EXHIBIT E

SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT AGREEMENT

This SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT AGREEMENT (this “Agreement”) is entered into as of                               , 20         (the “Effective Date”), between BANK OF AMERICA, N.A., a national banking association, whose address is                                                                                                                       , Attention: Commercial Real Estate Banking (“Mortgagee”), and                                             , a                                                       , whose address is                                                          (“Tenant”), and                                                             , a                                         , whose address is                                                    (“Landlord”) with reference to the following facts:

A.            , a                                       , whose address is                                                                (“Landlord”), owns the real property located at                                                  (such real property, including all buildings, improvements, structures and fixtures located thereon, “Landlord’s Premises”), as more particularly described in Schedule A.

B.            Mortgagee has made a loan to Landlord in the original principal amount of $                                   (the “Loan”).

C.            To secure the Loan, Landlord has encumbered Landlord’s Premises by entering into that certain                 [Deed of Trust/Mortgage, Assignment of Rents, Security Agreement and Fixture Filing]                         dated                                   , 20      , for the benefit of Mortgagee (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the “Mortgage”) [to be] recorded [on                                         , in Book                     , Page                       ,] in the Public Records of                                              County,                                    (the “Land Records”).

D.            Pursuant to a Lease, dated as of                                   , 20      , as amended on                                   , 20       and                         , 20       (the “Lease”); Landlord demised to Tenant [a portion of] Landlord’s Premises (“Tenant’s Premises”).  Tenant’s Premises are commonly known as                                                                                                   .

E.            A memorandum or short form of the Lease [is to be recorded in the Land Records prior to the recording of this Agreement.] [was recorded in the Land Records on                                           , at Book             , Page           .]

F.             Tenant and Mortgagee desire to agree upon the relative priorities of their interests in Landlord’s Premises and their rights and obligations if certain events occur.

NOW, THEREFORE, for good and sufficient consideration and intending to be legally bound hereby, Tenant and Mortgagee agree:

1.             Definitions.  The following terms shall have the following meanings for purposes of this Agreement.

[THIS SUB-SECTION 1.1 MAY BE DELETED IF THIS IS A TERM LOAN AND THE BORROWER/LANDLORD IS NOT CONSTRUCTING OR PAYING FOR ANY TENANT

IMPROVEMENTS.]           1.1          “Construction-Related Obligation(s)” means any obligation of Landlord under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition, or other improvements or work at Landlord’s Premises, including Tenant’s Premises.  Construction-Related Obligations shall not include:  (a) reconstruction or repair following fire, casualty or condemnation; or (b) day-to-day maintenance and repairs.

1.2          “Foreclosure Event” means:  (a) foreclosure under the Mortgage; (b) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which Successor Landlord becomes owner of Landlord’s Premises; or (c) delivery by Landlord to Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in Landlord’s Premises in lieu of any of the foregoing.

1.3          “Former Landlord” means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

1.4          “Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or other applicable law) from Landlord’s breach or default under the Lease.

1.5          “Rent” means any fixed rent, base rent or additional rent under the Lease.

1.6          “Successor Landlord” means any party that becomes owner of Landlord’s Premises as the result of a Foreclosure Event.

1.7          “Termination Right” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.

2.             Subordination.  The Lease, including all rights of first refusal, purchase options and other rights of purchase, shall be, and shall at all times remain, subject and subordinate to the Mortgage, the lien imposed by the Mortgage, and all advances made under or secured by the Mortgage.

3.             Nondisturbance; Recognition; and Attornment.

3.1          No Exercise of Mortgage Remedies Against Tenant.  So long as the Lease has not been terminated on account of Tenant’s default that has continued beyond applicable cure periods (an “Event of Default”), Mortgagee shall not name or join Tenant as a defendant in any exercise of Mortgagee’s rights and remedies arising upon a default under the Mortgage unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies.  In the latter case, Mortgagee may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action.

3.2          Nondisturbance and Attornment.  If the Lease has not been terminated on account of an Event of Default by Tenant, then, when Successor Landlord takes title to Landlord’s Premises: (a) Successor Landlord shall not terminate or disturb Tenant’s possession of Tenant’s Premises under the

Lease, except in accordance with the terms of the Lease and this Agreement; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (c) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; and (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant.

3.3          Further Documentation.  The provisions of this Article shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents.  Tenant and Successor Landlord shall, however, confirm the provisions of this Article in writing upon request by either of them.

3.4          Default Under Mortgage.  In the event that Mortgagee notifies Tenant of a default under the Mortgage and demands in writing that Tenant pay its rent and all other sums due under the Lease directly to Mortgagee, Tenant shall honor such demand and pay the full amount of its rent and all other sums due under the Lease directly to Mortgagee, without offset, or as otherwise required pursuant to such notice beginning with the payment next due after such notice of default, without inquiry as to whether a default actually exists under the Mortgage and notwithstanding any contrary instructions of or demands from Landlord.

4.             Protection of Successor Landlord.  Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Landlord shall not be liable for or bound by any of the following matters:

4.1          Claims Against Former Landlord.  Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment.  (The foregoing shall not limit either (a) Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment, or (b) Successor Landlord’s obligation to correct any conditions that existed as of the date of attornment and violate Successor Landlord’s obligations as landlord under the Lease.)

4.2          Acts or Omissions of Former Landlord.  Any act, omission, default, misrepresentation, or breach of warranty, of any previous landlord (including Former Landlord) or obligations accruing prior to Successor Landlord’s actual ownership of the Property (except for those which constitute an ongoing default capable of cure by successor Landlord).

4.3          Prepayments.  Any payment of Rent that Tenant may have made to Former Landlord more than thirty (30) days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment.

4.4          Payment; Security Deposit.  Any obligation (a) to pay Tenant any sum(s) that any Former Landlord owed to Tenant, or (b) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Mortgagee.  [THE FOLLOWING SENTENCE MAY BE DELETED IF THIS IS A TERM LOAN AND THE BORROWER/LANDLORD IS NOT CONSTRUCTING OR PAYING FOR ANY TENANT IMPROVEMENTS.]  This paragraph is not intended to apply to Landlord’s obligation to make any payment that constitutes a Construction-Related Obligation.

4.5          Surrender; Etc.  Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

[THIS SUB-SECTION  4.7 MAY BE DELETED IF THIS IS A TERM LOAN AND THE BORROWER/LANDLORD IS NOT CONSTRUCTING OR PAYING FOR ANY TENANT IMPROVEMENTS.]  4.7 Construction-Related Obligations.  Any Construction-Related Obligation of Landlord under the Lease.

5.                                      Exculpation of Successor Landlord.  Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement the Lease shall be deemed to have been automatically amended to provide that Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in Landlord’s Premises from time to time, including rents, insurance and condemnation proceeds, Successor Landlord’s interest in the Lease, and the proceeds from any sale or other disposition of Landlord’s Premises by Successor Landlord (collectively, “Successor Landlord’s Interest”).  Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement.  If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment.  Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.  In addition to any limitation of liability set forth in this Agreement, Mortgagee and/or its successors and assigns shall under no circumstances be liable for any incidental, consequential, punitive, or exemplary damages.

6.                                      Mortgagee’s Right to Cure.

6.1                               Notice to Mortgagee.  Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any Termination Right or Offset Right, Tenant shall provide Mortgagee with notice of the breach or default by Landlord giving rise to same (the “Default Notice”) and, thereafter, the opportunity to cure such breach or default as provided for below.

6.2                               Mortgagee’s Cure Period.  After Mortgagee receives a Default Notice, Mortgagee shall have a period of thirty (30) days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord.  Mortgagee shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Mortgagee agrees or undertakes otherwise in writing.

6.3                               Extended Cure Period.  In addition, as to any breach or default by Landlord the cure of which requires possession and control of Landlord’s Premises, provided only that Mortgagee undertakes to Tenant by written notice to Tenant within thirty (30) days after receipt of the Default Notice to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this paragraph, Mortgagee’s cure period shall continue for such additional time (the “Extended Cure Period”) as Mortgagee may reasonably require to either (a) obtain possession and control of Landlord’s Premises and thereafter cure the breach or default with reasonable diligence and continuity, or (b) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

7.                                      Confirmation of Facts.  Tenant represents to Mortgagee and to any Successor Landlord, in each case as of the Effective Date:

7.1                               Effectiveness of Lease.  The Lease is in full force and effect, has not been modified, and constitutes the entire agreement between Landlord and Tenant relating to Tenant’s Premises.  Tenant has no interest in Landlord’s Premises except pursuant to the Lease.  No unfulfilled conditions exist to Tenant’s obligations under the Lease.

7.2                               Rent.  Tenant has not paid any Rent that is first due and payable under the Lease after the Effective Date.

7.3                               No Landlord Default.  To the best of Tenant’s knowledge, no breach or default by Landlord exists and no event has occurred that, with the giving of notice, the passage of time or both, would constitute such a breach or default.

7.4                               No Tenant Default.  Tenant is not in default under the Lease and has not received any uncured notice of any default by Tenant under the Lease.

7.5                               No Termination.  Tenant has not commenced any action nor sent or received any notice to terminate the Lease.  Tenant has no presently exercisable Termination Right(s) or Offset Right(s).

7.6                               Commencement Date.  The “Commencement Date” of the Lease was                     .

7.7                               Acceptance.  (a) Tenant has accepted possession of Tenant’s Premises; and (b) Landlord has performed all Construction-Related Obligations related to Tenant’s initial occupancy of Tenant’s Premises and Tenant has accepted such performance by Landlord.  [USE THE FOLLOWING LANGUAGE FOR THIS SUB-SECTION 7.7 IF THIS IS A TERM LOAN AND THE BORROWER/LANDLORD IS NOT CONSTRUCTING OR PAYING FOR ANY TENANT IMPROVEMENTS: Acceptance.  Tenant has accepted possession of Tenant’s Premises.]

7.8                               No Transfer.  Tenant has not transferred, encumbered, mortgaged, assigned, conveyed or otherwise disposed of the Lease or any interest therein, other than sublease(s) made in compliance with the Lease.

7.9                               Due Authorization.  Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

8.                                      Tenant Covenants.  Tenant shall not, without obtaining the prior written consent of Mortgagee, (a) enter into any agreement amending, modifying, extending, restating or terminating the Lease, (b) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof, (c) voluntarily surrender the Tenant’s Premises demised under the Lease or terminate the Lease without cause or shorten the term thereof, or (d) assign the Lease or sublet the Tenant’s Premises or any part thereof other than pursuant to the provisions of the Lease; and any such amendment, modification, termination, prepayment, voluntary surrender, assignment or subletting, without Mortgagee’s prior consent, shall not be binding upon Mortgagee.

9.                                      Miscellaneous.

9.1                               Notices.  All notices or other communications required or permitted under this Agreement shall be in writing and given by certified mail (return receipt requested) or by nationally recognized overnight courier service that regularly maintains records of items delivered.  Each party’s address is as set forth in the opening paragraph of this Agreement, subject to change by notice under this Section.  Notices shall be effective the next business day after being sent by overnight courier service, and five (5) business days after being sent by certified mail (return receipt requested).

9.2                               Successors and Assigns.  This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns.  If Mortgagee assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.

9.3                               Entire Agreement.  This Agreement constitutes the entire agreement between Mortgagee and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Mortgagee as to the subject matter of this Agreement.

9.4                               Interaction with Lease and with Mortgage.  If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement.  This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage.  Mortgagee confirms that Mortgagee has consented to Landlord’s entering into the Lease.

9.5                               Mortgagee’s Rights and Obligations.  Except as expressly provided for in this Agreement, Mortgagee shall have no obligations to Tenant with respect to the Lease.  If an attornment occurs pursuant to this Agreement, then all rights and obligations of Mortgagee under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

9.6                               Interpretation; Governing Law.  The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the     [Commonwealth/District/State]       of                                       , excluding its principles of conflict of laws.

9.7                               Amendments.  This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

9.8                               Execution.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

9.9                               Mortgagee’s Representation.  Mortgagee represents that Mortgagee has full authority to enter into this Agreement, and Mortgagee’s entry into this Agreement has been duly authorized by all necessary actions.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered under seal by Mortgagee and Tenant as of the Effective Date.

[Signature page continues on next page]

MORTGAGEE:

BANK OF AMERICA, N.A.,
a national banking association

By:	[SEAL]

Name:

Title:

TENANT:

,
a

By:	[SEAL]

Name:

Title:

LANDLORD:

,
a

By:	[SEAL]

Name:

Title: